UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 19, 2012, Santarus, Inc. (the “Company”) entered into amended and restated employment agreements with each of its executive officers, each effective as of such date.

In addition to memorializing the current respective base salaries and updating job titles, the agreements were amended to reflect evolving best practices related to Section 409A of the Internal Revenue Code (“Section 409A”) and to further enable the severance arrangements under the agreements to continue to fall within the applicable exemption under Section 409A. The amendments made to each of the agreements include revising the Change of Control and Good Reason definitions to conform or better conform to the respective definitions under Section 409A, changing the timing of the payment of any severance to the first payroll date that is 60 days following a termination of employment, changing the protection period for a qualifying termination of employment occurring prior to a Change of Control to 60 days, requiring that any release be executed and not revoked within 60 days following a termination of employment and expanding the Section 409A savings clause to include additional safe harbor language promulgated under Section 409A.

Each of the foregoing employment agreements will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: December 20, 2012	By:	/s/ Gerald T. Proehl
Name: Gerald T. Proehl
Title: President and Chief Executive Officer